Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS AND MOTOROLA SIGN SUPPLY AGREEMENT
EXTENSION FOR iDEN® HANDSETS AND INFRASTRUCTURE
EXTENDING RELATIONSHIP THROUGH YEAR-END 2011
NEXTEL MEXICO ACQUIRES COSMOFRECUENCIAS IN MEXICO FOR
$200 MILLION
•	Agreement represents strong commitment from Motorola and NII Holdings to iDEN technology

•	Motorola agreement provides for continued commitment, development and delivery of iDEN handsets and iDEN network infrastructure through 2011

•	NII Holdings agrees to yearly escalating handset commitments

•	Cosmofrecuencias acquisition includes a local concession that is expected to generate significant operational costs savings and provides potential revenue generating opportunities resulting from calling party pays and data initiatives

•	Cosmofrecuencias acquisition also provides Nextel Mexico with a nationwide 50 MHz block of 3.4GHz spectrum that is licensed for fixed and mobile wireless services, complementing and enhancing the iDEN network as well as providing future broadband services opportunities
RESTON, Va. – September 28, 2006 – NII Holdings, Inc. [NASDAQ: NIHD] announced today that NII Holdings and Motorola have extended their supply agreement for iDEN handsets and iDEN network infrastructure for an additional five (5) year period through year-end 2011. NII Holdings also announced today that its subsidiary, Nextel Mexico, has signed an agreement to acquire Cosmofrecuencias, S.A. de C.V. in Mexico for $200 million, providing Nextel Mexico with a local concession, significant operational cost savings, increased flexibility for additional revenue generating opportunities, and 50MHz of 3.4GHz spectrum nationwide in Mexico.

Motorola and NII Holdings extend iDEN relationship through 2011
Motorola and NII Holdings have signed an agreement to extend the iDEN supply relationship through year-end 2011. Under this agreement, NII Holdings agrees to annually escalating handset commitments delivered by Motorola at competitive prices. This agreement also includes a commitment from Motorola to continue to invest in development of new iDEN devices and infrastructure features. The agreement recognizes the importance of NII Holdings as Motorola’s largest iDEN customer outside the United States.
iDEN continues to be the wireless industry’s benchmark technology solution for high performance push-to-talk service, combined with telephone interconnect, short messaging and internet access. Serving more than 27 million subscribers worldwide, iDEN systems are in commercial service or planned for construction in more than 25 countries around the globe. NII Holdings’ customers across Argentina, Brazil, Mexico and Peru benefit from the speed, efficiency and cost savings offered by the 4-in-one combination in a single state-of-the-art device.
“This is a strong commitment to the iDEN technology by both Motorola and NII Holdings,” said Steve Shindler, NII Holdings’ Chairman and CEO. “Our customers are demanding increasing levels of the most robust, capable voice products available – with the gold standard PTT service – on sleek, rugged handsets with relevant data products. iDEN is the platform that provides NII with this solution and is a key differentiator for our business. We are looking forward to growing our iDEN base in the near and long term and this agreement is a strong testament to the future”.
“The agreement with NII reflects the continued mutual commitment and confidence in iDEN technology as a competitive and feature-rich wireless solution for the foreseeable future. NII’s demand for iDEN handsets and infrastructure remains extremely strong as does Motorola’s commitment to delivering and supporting new iDEN handset models and infrastructure features,” said Fred Wright, Motorola senior vice president and general manager for the global iDEN infrastructure business.
Acquisition of Cosmofrecuencias in Mexico
Pending regulatory approvals, Nextel Mexico is acquiring all the shares of Cosmofrecuencias for $200 million in cash. This transaction provides Nextel Mexico with a local concession, resulting in significant interconnect and operating cost savings. This accretive transaction also allows for additional significant revenue generating opportunities relating to potential recognition of calling party pays and enhanced data services. Additionally, this transaction provides Nextel Mexico with a 50MHz nationwide footprint of 3.4GHz spectrum – complimenting its existing 800MHz network — positioning Nextel Mexico to capture future opportunities for fixed or mobile broadband services if and when demand for these services materialize in Mexico. NII Holdings’ current technology focus and capital expenditures continue to be focused on the iDEN platform, as evidenced by the five year extension agreement with Motorola. NII reiterates its previous comments that 2006 is expected to be the peak year of capital spending for the foreseeable future.
“NII will garner many material benefits from this transaction, significantly improving our operating cost structure in the future, allowing for additional exciting revenue opportunities and positioning NII to provide more services to our high value customers in the long run,” Shindler stated. “Considering the benefits from the long awaited local concession and the related cost savings, the transaction is accretive to shareholders, and the upside relative to additional revenue opportunities could be very significant. The nationwide spectrum included in this transaction is opportunistic for NII and places Nextel Mexico in a position to pursue additional revenue streams in the future, if and when they materialize in Mexico. For the foreseeable future, our technology focus remains on the iDEN platform which continues to deliver robust voice and relevant data products demanded by our customers – and our network buildout plan is ahead of schedule in Mexico and Brazil. We are looking forward to providing more information on the transaction when we report on our third quarter results,” he added.
The Company is planning to report its third quarter 2006 results during the week of October 23, 2006.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc. iDEN is a registered trademark of Motorola.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.